UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

PACIFIC OFFICE PROPERTIES TRUST, INC.
__________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
__________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

841 Bishop Street, Suite 1700 Honolulu, Hawaii	96813
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

(808) 521-7444
(Registrant’s telephone number, including area code)

Not applicable
__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2013, Pacific Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”) of which Pacific Office Properties Trust, Inc. (the “Corporation”) is the sole general partner, entered into an amendment to its Credit Agreement with First Hawaiian Bank (the “Lender”) dated September 2, 2009, as subsequently amended on December 31, 2009 and May 25, 2010 (the “FHB Credit Facility”), to extend the scheduled maturity date from December 31, 2013 to December 31, 2015. No other terms of the FHB Credit Facility were amended.

As security for the FHB Credit Facility, Shidler Equities L.P. (“Shidler Equities”), a Hawaii limited partnership controlled by Jay H. Shidler, the Corporation’s Chairman of the Board of Directors, has previously pledged (the “Shidler Equities Pledge”) to the Lender a certificate of deposit in the principal amount of $25 million. As a condition to continuing to provide the Shidler Equities Pledge, on December 31, 2013, the Operating Partnership and Shidler Equities amended the Indemnification Agreement, dated as of September 2, 2009, as subsequently amended on December 31, 2009 and May 25, 2010 (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, as amended, the Operating Partnership has agreed to continue to indemnify Shidler Equities from any losses, damages, costs and expenses incurred by Shidler Equities in connection with the Shidler Equities Pledge through the extended maturity date of the FHB Credit Facility. No other terms of the Indemnification Agreement were amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:     /s/ Kimberly F. Aquino
Name:    Kimberly F. Aquino
Title:    Vice President and Corporate Secretary

Dated: January 7, 2014